UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 11, 2009
(Date of earliest event reported)
SoftBrands, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-32711

Delaware	41-2021446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 851-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-4.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On June 11, 2009, SoftBrands, Inc. (“SoftBrands”), Steel Holdings, Inc. (“Steel Holdings”) and Steel Merger Sub, Inc., a wholly owned subsidiary of Steel Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Steel Holdings has agreed to acquire all of the outstanding common stock of SoftBrands for $0.92 per share in cash, without interest, representing an equity value for SoftBrands’ common stock of approximately $43.6 million in the aggregate. In addition, pursuant to the Merger Agreement, SoftBrands’ outstanding shares of preferred stock will be purchased or redeemed for cash as part of the proposed transaction, which would represent approximately, calculated as of today’s date, an additional $29.5 million. In total, including refinanced indebtedness, net of cash held by SoftBrands, the proposed transaction would be valued at approximately $80.3 million. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into SoftBrands (the “Merger”), with SoftBrands continuing as the surviving corporation and as a wholly owned subsidiary of Steel Holdings.
Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:
•	Each share of SoftBrands’ common stock, par value $0.01 per share (the “SoftBrands Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $0.92, without interest (the “Common Stock Merger Consideration”);

•	The shares of SoftBrands’ Series B Convertible Preferred Stock, par value $0.01 per share (the “SoftBrands Series B Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive an aggregate cash amount of approximately $4.6 million (the “Series B Preference Amount”);

•	The shares of SoftBrands’ Series C-1 Convertible Preferred Stock, par value $0.01 per share (the “SoftBrands Series C-1 Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive an aggregate cash amount of approximately $18.0 million, plus an amount equal to any accrued but unpaid dividends on the shares of SoftBrands Series C-1 Preferred Stock at the effective time of the Merger (the “Series C-1 Preference Amount”);

•	The shares of SoftBrands’ Series D Convertible Preferred Stock, par value $0.01 per share (the “SoftBrands Series D Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive an aggregate cash amount of approximately $6.0 million, plus an amount equal to any accrued but unpaid dividends on the shares of SoftBrands Series D Preferred Stock at the effective time of the Merger (the “Series D Preference Amount”);

•	Each of SoftBrands’ vested or unvested options to purchase shares of SoftBrands Common Stock (each a “SoftBrands Option”) outstanding at the effective time of the Merger will be accelerated and canceled, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of SoftBrands Common Stock subject to such SoftBrands Option immediately prior to the effective time of the Merger by (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of SoftBrands Common Stock subject to such SoftBrands Option; and

•	Each of SoftBrands’ unvested restricted stock units, restricted shares and similar stock-based awards that are outstanding at the effective time of the Merger will be accelerated and canceled, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product of (i) the Common Stock Merger Consideration, and (ii) the number of shares of SoftBrands Common Stock subject to issuance upon settlement of such stock-based award.
In accordance with the terms of the Merger Agreement, prior to or at the effective time of the Merger, SoftBrands will transfer, distribute or take any other necessary action to transfer or distribute SoftBrands’ interest in the AremisSoft Liquidating Trust to its stockholders or to an entity formed to hold such interest for the benefit of its stockholders.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by a disclosure letter that the parties have exchanged in connection with the signing of the Merger Agreement and (2) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement.
The closing of the Merger is subject to customary closing conditions, including antitrust review and approval of SoftBrands’ stockholders. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the third quarter of calendar year 2009.
In connection with the parties’ entry into the Merger Agreement, ABRY Mezzanine Partners, L.P., a significant stockholder of SoftBrands, and its affiliate ABRY Partners, LLC (collectively, “ABRY”), have entered into voting agreements (the “Voting Agreements”) pursuant to which they have agreed (1) to vote their shares of SoftBrands stock in favor of the Merger and (2) to certain restrictions on the disposition of such shares of SoftBrands stock, subject to the terms and conditions contained therein. ABRY owns approximately 20% of the voting stock of SoftBrands. Pursuant to the terms of the Voting Agreements, the Voting Agreements will terminate concurrently with any termination of the Merger Agreement.
Copies of the Merger Agreement and the Voting Agreements are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the full text of the agreements.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, which include those regarding anticipated completion of the Merger and the expected closing date of the Merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this report including, among others, the inability of the parties to the Merger Agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; the inability to obtain necessary SoftBrands stockholder approval; material changes in the economic environment or the software industry; and other factors relating to SoftBrands and Steel Holdings that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to SoftBrands’ overall business, including those more fully described in SoftBrands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended September 30, 2008, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008 and March 31, 2009. SoftBrands assumes no obligation to update these forward-looking statements.
Item 3.03 Material Modification to Rights of Security Holders.
On June 11, 2009, SoftBrands entered into a Third Amendment (the “Amendment”) to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association, as amended by the First Amendment to the Rights Agreement, dated as of August 17, 2005, and the Second Amendment to the Rights Agreement, dated as of August 14, 2006, pursuant to which SoftBrands issues one preferred share purchase right for each share of SoftBrands Common Stock (as amended by the first and second amendments, the “Rights Agreement”). The Amendment made changes to the Rights Agreement to confirm, among other things, that none of the parties to the Merger Agreement would be deemed an “Acquiring Person” for purposes of the Rights Agreement. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
A copy of the press release issued by SoftBrands on June 12, 2009 announcing the execution of the Merger Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger by and among Steel Holdings, Inc., Steel Merger Sub, Inc. and SoftBrands, Inc., dated as of June 11, 2009.

2.2	Voting Agreements by and between Steel Holdings, Inc. and each of ABRY Mezzanine Partners, L.P. and ABRY Partners, LLC, dated as June 11, 2009.

4.1	Third Amendment, dated as of June 11, 2009, to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association, as amended by the First Amendment to the Rights Agreement, dated as of August 17, 2005, and the Second Amendment to the Rights Agreement, dated as of August 14, 2006.

99.1	Press release, dated June 12, 2009, of SoftBrands, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTBRANDS, INC.
By:	/s/ Gregg A. Waldon
Gregg A. Waldon
Senior Vice President and Chief Financial Officer

Date: June 11, 2009

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Steel Holdings, Inc., Steel Merger Sub, Inc. and SoftBrands, Inc., dated as of June 11, 2009.

2.2	Voting Agreements by and between Steel Holdings, Inc. and each of ABRY Mezzanine Partners, L.P., Inc. and ABRY Partners, LLC, dated as June 11, 2009.

4.1	Third Amendment, dated as of June 11, 2009, to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association, as amended by the First Amendment to the Rights Agreement, dated as of August 17, 2005, and the Second Amendment to the Rights Agreement, dated as of August 14, 2006.

99.1	Press release, dated June 12, 2009, of SoftBrands, Inc.